May 16, 2005
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS RECORD FIRST QUARTER EARNINGS

Strong February and April Sales Bracketed a Wet, Cold March

-- First Quarter Total Sales Increased 14 Percent --

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $590 million for the quarter ended April 29, 2005, a 30.5 percent increase over the same period a year ago. Diluted earnings per share increased 32.1 percent to $0.74 from $0.56 in the first quarter of 2004. These comparisons are influenced by the adoption of EITF 02-16 which had the effect of reducing net earnings in the first quarter of 2004.

Sales for the quarter increased 14.2 percent to $9.91 billion, up from $8.68 billion in the first quarter of 2004. Comparable store sales for the first quarter increased 3.8 percent.

“While an unusually cold, wet March in many parts of the country created challenges, our stores delivered another strong quarter,” explained Robert A. Niblock, Lowe’s chairman, president and CEO.  “We achieved high single-digit comparable store sales in February and April, but they were offset by negative low single-digit comps in weather-affected March.

“We continue to make investments in new stores, improve existing stores and build the infrastructure to facilitate our expansion, and we remain optimistic about the outlook for the balance of the year,” Niblock added.  “Our Installed Sales, Special Order Sales, and Commercial Business Customers continue to drive our comparable store sales momentum, and we’re working hard to continuously improve our customer’s experience with inspiring products and great customer service.”

During the quarter, Lowe’s opened 27 new stores, including 2 relocations. As of April 29, 2005, Lowe’s operated 1,112 stores in 48 states representing 126.5 million square feet of retail selling space, a 13.1 percent increase over last year.

A conference call to discuss first quarter 2005 operating results is scheduled for today (Monday, May 16) at 9:00 a.m. EDT. Please dial 888-817-4020 (international callers dial 706-679-3245) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2005 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com until August 14, 2005.

Lowe’s Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Second Quarter 2005 (comparisons to second quarter 2004)
•	The company expects to open 27 stores reflecting square footage growth of approximately 14 percent
•	Total sales are expected to increase 15 to 16 percent
•	The company expects to report a comparable store sales increase of 4 to 6 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to be approximately flat as a percent to sales
•	Store opening costs are expected to be approximately $22 million
•	Diluted earnings per share of $1.00 to $1.02 are expected
•	Lowe’s second quarter ends on July 29, 2005 with operating results to be publicly released on Monday, August 15, 2005

Fiscal Year 2005 - a 53-week Year (comparisons to fiscal year 2004 - a 52-week year)
•	The company expects to open 150 stores in 2005 reflecting total square footage growth of 13 to 14 percent
•	Total sales are expected to increase approximately 17 percent for the year
•	The company expects to report a comparable store sales increase of approximately 5 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase approximately 20 basis points
•	Store opening costs are expected to be approximately $132 million
•	Diluted earnings per share of $3.25 to $3.34 are expected for the fiscal year ending February 3, 2006

This news release includes "forward-looking statements" within the meaning the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, fluctuations in and the overall condition of the U.S. economy, environment affecting new store development, the company’s ability to attract, train, and retain highly-qualified personnel, stability of costs and availability of sourcing channels, the company’s ability to manage its growth and respond to competition, impact of regulatory and legal matters, and the company’s ability to absorb lost sales resulting from unanticipated weather conditions.  Additional information regarding these and other risks and uncertainties are provided in our periodic filings with the Securities and Exchange Commission.  The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2004 sales of $36.5 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 11 million customers a week at more than 1,100 home improvement stores in 48 states. Based in Mooresville, N.C., the 59-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

###

Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
			April 30, 2004
	April 29, 2005		As Restated
Current Earnings	Amount	Percent	Amount	Percent

Net sales	$9,913	100.00	$8,681	100.00

Cost of sales	6,498	65.55	5,811	66.94

Gross margin	3,415	34.45	2,870	33.06

Expenses:

Selling, general and administrative	2,136	21.55	1,853	21.35

Store opening costs	25	0.25	22	0.25

Depreciation	248	2.50	213	2.45

Interest	47	0.47	48	0.55

Total expenses	2,456	24.77	2,136	24.60

Pre-tax earnings	959	9.68	734	8.46

Income tax provision	369	3.73	282	3.25

Net earnings	$590	5.95	$452	5.21

Weighted average shares outstanding - Basic	774		786

Basic earnings per share	$0.76		$0.58

Weighted average shares outstanding - Diluted	805		818

Diluted earnings per share	$0.74		$0.56

Cash dividends per share	$0.04		$0.03

Retained Earnings
Balance at beginning of period	$9,634		$7,574
Net earnings	590		452
Cash dividends	(31)		(24)
Balance at end of period	$10,193		$8,002

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

	(Unaudited)	(Unaudited)
	April 29, 2005	April 30, 2004 As Restated	January 28, 2005
Assets

Current assets:
Cash and cash equivalents	$911	$1,091	$642
Short-term investments	315	901	171
Accounts receivable - net	18	185	9
Merchandise inventory	6,808	5,723	5,982
Deferred income taxes	109	90	95
Other assets	89	78	75

Total current assets	8,250	8,068	6,974

Property, less accumulated depreciation	14,310	12,177	13,911
Long-term investments	161	163	146
Other assets	192	222	178

Total assets	$22,913	$20,630	$21,209

Liabilities and shareholders' equity

Current liabilities:
Current maturities of long-term debt	$631	$78	$630
Accounts payable	3,464	3,492	2,687
Accrued salaries and wages	211	166	386
Other current liabilities	2,623	2,114	2,016

Total current liabilities	6,929	5,850	5,719

Long-term debt, excluding current maturities	3,058	3,668	3,060
Deferred income taxes	702	622	736
Other long-term liabilities	208	82	159

Total liabilities	10,897	10,222	9,674

Shareholders' equity:
Preferred stock - $5 par value, none issued	-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
April 29, 2005 773
April 30, 2004 783
January 28, 2005 774	387	392	387
Capital in excess of par	1,437	2,014	1,514
Retained earnings	10,193	8,002	9,634
Accumulated other comprehensive loss	(1)	-	-

Total shareholders' equity	12,016	10,408	11,535

Total liabilities and shareholders' equity	$22,913	$20,630	$21,209

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
		April 30, 2004
	April 29, 2005	As Restated
Cash Flows From Operating Activities:
Net earnings	$590	$452
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	253	218
Deferred income taxes	(48)	-
Loss on disposition/writedown of fixed and other assets	9	15
Stock-based compensation expense	16	16
Tax effect of stock options exercised	7	7
Changes in operating assets and liabilities:
Accounts receivable - net	(9)	(39)
Merchandise inventory	(826)	(1,139)
Other operating assets	(14)	28
Accounts payable	777	1,280
Other operating liabilities	442	371
Net cash provided by operating activities	1,197	1,209

Cash flows from investing activities:
Increase in short-term investments	(104)	(156)
Purchases of long-term investments	(56)	(35)
Proceeds from sale/maturity of long-term investments	-	6
Increase in other long-term assets	(21)	(5)
Fixed assets acquired	(624)	(568)
Proceeds from the sale of fixed and other long-term assets	16	23
Net cash used in investing activities	(789)	(735)

Cash flows from financing activities:
Repayment of long-term debt	(8)	(8)
Proceeds from stock options exercised	35	24
Cash dividend payments	(31)	(24)
Repurchase of common stock	(135)	(288)
Net cash used in financing activities	(139)	(296)

Net increase in cash and cash equivalents	269	178
Cash and cash equivalents, beginning of period	642	913
Cash and cash equivalents, end of period	$911	$1,091